UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2014

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.)	001-32379 (Sotherly Hotels Inc.)	20-1531029 (Sotherly Hotels Inc.)
Delaware (Sotherly Hotels LP)	001-36091 (Sotherly Hotels LP)	20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 9, 2014, Sotherly Hotels Inc., a Maryland corporation (the “Company”), and Sotherly Hotels LP, a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), entered into a Sales Agency Agreement (the “Sales Agency Agreement”), with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), under which the Company may sell from time to time through Sandler O’Neill, as sales agent, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $23.4 million.

Pursuant to the Sales Agency Agreement, the Common Stock may be offered and sold through Sandler O’Neill in transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Global Market, at market prices or as otherwise agreed to with Sandler O’Neill. The Sales Agency Agreement provides that Sandler O’Neill will be entitled to compensation equal to 3.0% of the gross sales price of the Common Stock sold through Sandler O’Neill from time to time under the Sales Agency Agreement. The Company has no obligation to sell any of the Common Stock under the Sales Agency Agreement, and may at any time suspend solicitation and offers under the Sales Agency Agreement.

The Common Stock will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration File No. 333-196754) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2014, and declared effective on July 9, 2014. The Company filed a prospectus supplement, dated July 9, 2014 (the “Prospectus Supplement”), with the SEC in connection with the offer and sale of the Common Stock pursuant to the Sales Agency Agreement.

The Sales Agency Agreement contains customary representations, warranties and covenants between the parties as of the date of entering into the Sales Agency Agreement. These representations, warranties and covenants, are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any shares of Common Stock pursuant to the Sales Agency Agreement is not a representation that there has not been any change in the condition of the Company. A copy of the Sales Agency Agreement is attached as Exhibit 10.51 to this Current Report on Form 8-K. The description of the Sales Agency Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the text of such agreement.

The legal opinion of Baker & McKenzie LLP relating to the legality of the shares offered by the prospectus supplement is attached as Exhibit 5.1 to this Current Report.

The Company intends to contribute the net proceeds from the offering of the Common Stock to the Operating Partnership in exchange for units of partnership interest in the Operating Partnership. The Operating Partnership intends to use the net proceeds from this offering for the repayment of outstanding indebtedness, including any amounts outstanding under the Company’s bridge loan with Richmond Hill Capital Partners, LP and Essex Equity Joint Investment Vehicle, LLC, acquisition of additional hotels, capital expenditures, the improvement of hotels in the Company’s portfolio, working capital and other general purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01	Other Events.

On July 9, 2014, the Company issued a press release announcing that it had entered into the Sales Agency Agreement and commenced an “at the market” equity offering program. A copy of the press release announcing the “at the market” equity offering program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Baker & McKenzie LLP

10.51	Sales Agency Agreement, dated July 9, 2014, among Sotherly Hotels Inc., Sotherly Hotels LP and Sandler O’Neill & Partners, L.P.

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

99.1	Press Release dated July 9, 2014, announcing the entry into the Sales Agency Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2014

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom President and Chief Operating Officer

SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom President and Chief Operating Officer

Exhibit List

5.1	Opinion of Baker & McKenzie LLP

10.51	Sales Agency Agreement, dated July 9, 2014, among Sotherly Hotels Inc., Sotherly Hotels LP and Sandler O’Neill & Partners, L.P.

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

99.1	Press Release dated July 9, 2014, announcing the entry into the Sales Agency Agreement

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